Exhibit 99.1

BRE Properties, Inc.

First Quarter 2004

Earnings Release and

Supplemental Financial Data

[GRAPHIC APPEARS HERE]	Tiffany Court 101 Units Los Angeles, California Acquired March 2004

BRE Properties, Inc. 44 Montgomery Street, 36th Floor San Francisco, CA 94104	Phone: Fax: E-mail:	415.445.6530 415.445.6505 ir@breproperties.com

Investor contact: Edward F. Lange, Jr.

EVP and Chief Financial Officer

415.445.6559

Media contact: Thomas E. Mierzwinski

VP, Corporate Communications

415.445.6525

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Except for the historical information contained herein, this document contains forward-looking statements regarding BRE and property performance, and is based on BRE’s current expectations and judgment. Actual results could vary materially depending on risks and uncertainties inherent to general and local real estate conditions, future interest rate levels or capital market conditions. For more details, please refer to BRE’s SEC filings, including its most recent Annual Report on Form 10-K and quarterly reports on Form 10-Q.

BRE Properties, Inc.

First Quarter 2004

Earnings Release and

Supplemental Financial Data

BRE PROPERTIES REPORTS FIRST QUARTER 2004 RESULTS;

FFO $0.56 PER SHARE FOR THE QUARTER

SAN FRANCISCO (April 14, 2004) – BRE PROPERTIES, INC., (NYSE:BRE) today reported operating results for the quarter ended March 31, 2004.

Funds from operations (FFO), the generally accepted measure of operating performance for real estate investment trusts, totaled $28.7 million, or $0.56 per diluted share, during first quarter 2004 as compared with $29.0 million, or $0.61 per diluted share for the quarter ended March 31, 2003. (A reconciliation of net income available to common shareholders to FFO is provided at the end of this release.)

Net income available to common shareholders for the first quarter totaled $13.5 million, or $0.27 per diluted share, as compared with $24.6 million, or $0.53 per diluted share, for the same period 2003. First quarter 2003 results included a net gain on sale totaling $9.6 million, or $0.21 per diluted share.

Adjusted EBITDA for the quarter totaled $46.6 million, as compared with $46.0 million in first quarter 2003. (A reconciliation of net income available to common shareholders to Adjusted EBITDA is provided at the end of this release.) For first quarter 2004, revenues totaled $71.9 million as compared with $67.1 million a year ago, which excludes revenues from discontinued operations of $1.7 million in the prior period.

BRE’s year-over-year comparative earnings and FFO results were influenced by increased income from acquisitions completed during 2003 and first quarter 2004 and properties in the lease-up phase of development. The additional income was offset by property-level same-store performance, and increased interest and G&A expenses. First quarter 2004, same-store net operating income (NOI) decreased 2% as compared with the 2003 period. (A reconciliation of net income available to common shareholders to NOI is provided at the end of this release.)

Net Operating Income by Region

Quarter Ended March 31, 2004

Region	# Units	Gross Investment	% Investment	1Q ‘04 NOI	% NOI
Southern California	9,376	$982,178	41%	$21,842	44%
Northern California	5,644	580,959	25%	13,660	28%
Mountain/Desert	5,324	483,712	20%	8,158	16%
Pacific Northwest	3,149	324,273	14%	5,647	11%
Partnership and other	488	—	—	472	1%

($ amounts in 000s) Total	23,981	$2,371,122	100%	$49,779	100%

Acquisition activities during 2003 and first quarter 2004 increased first quarter 2004 NOI by $2.3 million as compared with first quarter 2003. Development and lease-up properties generated $1.0 million in additional NOI during the quarter as compared with first quarter 2003 levels. Disposition activities during the first and second quarters of 2003 reduced first quarter 2004 NOI $1.0 million as compared with first quarter 2003.

Same-Store Property Results

BRE defines same-store properties as stabilized apartment communities owned by the company for at least five full quarters. Of the 23,493 apartment units owned directly by BRE, same-store units totaled 20,818 for the quarter.

On a year-over-year basis, overall same-store operating results were affected by increased real estate expenses, driven primarily by the timing associated with certain repair and maintenance costs and the final property tax assessments for communities developed or acquired during the past two years. Average market rent for first quarter 2004 increased 1% to $1,081 per unit, from $1,073 per unit in first quarter 2003. Same-store physical occupancy levels averaged 94% during first quarter 2004 and 2003. Annualized resident turnover averaged 58% during the quarter as compared with 62% first quarter last year.

On a sequential basis, same-store NOI increased 1%, attributed primarily to increased occupancy levels in the San Francisco Bay area. While overall occupancy levels in the first quarter remained at 94%, S.F. Bay area average occupancy levels improved to 94% from 92% in fourth quarter 2003. Sequentially, first quarter market rent levels remained consistent with fourth quarter rents, and annualized resident turnover levels dropped to 58% from 62%, in line with management’s expectations.

Same-Store % Growth Results

Q1 2004 Compared with Q1 2003

		% Change
	% NOI	Revenue	Expenses	NOI	# Units
San Diego, California	22%	0%	3%	-1%	3,711
L.A./Orange County, Calif.	20%	3%	4%	2%	3,863
San Francisco, California	19%	-4%	6%	-7%	3,035
Seattle, Washington	13%	0%	6%	-4%	3,149
Sacramento, California	9%	4%	11%	0%	2,156
Phoenix, Arizona	8%	3%	8%	0%	2,440
Salt Lake City, Utah	5%	2%	3%	1%	1,264
Denver, Colorado	4%	-4%	-1%	-6%	1,200

Total	100%	0%	5%	-2%	20,818

Same-Store Average Occupancy and Turnover Rates

	Physical Occupancy			Turnover Ratio
	Q1 2004	Q4 2003	Q1 2003	Q1 2004	Q1 2003
San Francisco, California	94%	92%	95%	56%	64%
San Diego, California	95%	96%	95%	59%	66%
L.A./Orange County, California	94%	95%	95%	56%	47%
Sacramento, California	93%	94%	92%	71%	87%
Seattle, Washington	95%	93%	94%	53%	58%
Salt Lake City, Utah	95%	93%	92%	59%	53%
Denver, Colorado	94%	94%	88%	60%	72%
Phoenix, Arizona	96%	95%	92%	60%	62%

Average	94%	94%	94%	58%	62%

Acquisition and Development Activity

During first quarter 2004, BRE acquired four communities with an aggregate purchase price of $68.7 million: Summerwind Townhomes, with 200 units; Regency Palm Court, with 116 units; Windsor Court, with 95 units; and Tiffany Court, with 101 units, all located in Los Angeles, California. The company also acquired a parcel of land for the future development of 464 units located in Orange, California. The land purchase totaled $18.2 million.

During first quarter 2004, the company had three communities in the lease-up phase, with 124 of 536 units delivered by the end of the quarter. Average occupancy for these lease-up communities was 69% of delivered units.

BRE currently has four communities with a total of 744 units under construction, for a total estimated investment of $146.9 million, and an estimated balance to complete totaling $33.5 million. Expected delivery dates for these units range from second quarter 2004 through fourth quarter 2005. All development communities are in Southern California. At March 31, 2004, BRE owned four parcels of land in Southern California, including the first quarter 2004 acquisition, representing 1,108 units of future development, for an estimated aggregate cost of $222 million.

At March 31, 2004, the company had entered into agreements providing options to purchase or lease four parcels of land, and was actively pursuing local development approvals. Three sites are located in Northern California, representing 1,010 units of future development and an estimated total cost of $244 million. One site is located in Southern California, representing 320 units of future development and an estimated cost of $73 million. Anticipated construction start dates range from the first half of 2005 to the first half of 2006.

Financial and Other Information

On February 24, 2004, the company priced an offering of four million shares of 6.75% Series C Cumulative Redeemable Preferred Stock at $25 per share. The offering closed on March 15, 2004. As previously announced, on January 29, 2004, the company redeemed all 2,150,000 shares of 8.50% Series A Cumulative Redeemable Preferred Stock at a redemption price of $25 per share, plus accrued dividends.

Also during first quarter 2004, the company issued $100 million of dual-tranche Medium-Term Notes under its existing MTN program. The offering included $50 million of five-year notes with a coupon rate of 3.58%, and $50 million of 10-year notes with a coupon rate 4.70%.

In connection with the first quarter 2004 acquisitions, the company expanded its secured credit facility with Fannie Mae from $100 million to $140 million. The average borrowing rate under the secured line was 2.15% for first quarter 2004.

At March 31, 2004, BRE’s combination of debt and equity resulted in a total market capitalization of approximately $3.2 billion, with a debt-to-total market capitalization ratio of 39%. BRE’s outstanding debt of $1.25 billion carried a weighted average interest rate of 5.6% for the quarter ended March 31, 2004. BRE’s coverage ratio of Adjusted EBITDA to interest expense was 3.0 times for the quarter. The weighted average maturity for outstanding debt is five and a half years. At March 31, 2004, outstanding borrowings under the company’s unsecured and secured lines of credit totaled $275 million, with a weighted average interest cost of 2.2%.

For first quarter 2004, cash dividend payments to common shareholders totaled $24.4 million, or $0.4875 per share.

Earnings Outlook

As of April 11, 2004, 13 research analysts had contributed quarterly FFO estimates on BRE to First CallTM, a widely referenced source of consensus earnings. Current analyst estimates of BRE’s per share FFO for first quarter 2004 range from $0.55 to $0.58, for a consensus average of $0.57 per share.

For the year 2004, 14 analysts have contributed FFO estimates for BRE to First Call ranging from $2.20 to $2.41, for a consensus average of $2.31. Given current expectations and judgment, the company continues to believe that FFO estimates for 2004 should be maintained in a range of $2.30 to $2.40 per share. BRE believes EPS estimates for 2004 should be maintained in a range of $1.20 to $1.30 per share. EPS estimates may be subject to fluctuation as a result of several factors, including changes in the recognition of depreciation expense and any gains or losses associated with disposition activity.

Q1 2004 Analyst Conference Call

The company will hold a conference call on Thursday, April 15 at 8:30 a.m. PDT (11:30 a.m. EDT) to review these results. The dial-in number to participate in the U.S and Canada is 888.290.1473; the international number is 706.679.8398. Mention Conference ID# 6292594. A telephone replay of the call will be available April 15 through April 22, 2004 at 800.642.1687, 706.645.9291 international, using the conference ID#. A link to the live conference call webcast will be available on the Home page of the company’s website—www.breproperties.com. An online playback of the webcast will be available for 30 days following the call.

About BRE Properties

BRE Properties—a real estate investment trust—develops, acquires and manages apartment communities convenient to its Residents’ work, shopping, entertainment and transit in supply-constrained Western U.S. markets. BRE directly owns and operates 84 apartment communities totaling 23,493 units in California, Arizona, Washington, Utah and Colorado. The company currently has eight other properties in various stages of development and construction, totaling 1,852 units, and joint venture interests in two additional apartment communities, totaling 488 units.

BRE Properties, Inc.

Financial and Operating Highlights

First Quarter 2004

(Unaudited; in thousands, except per share, ratio and community data)

	Quarter Ended March 31,
OPERATING INFORMATION	2004	2003
Total revenues (1)	$71,925	$67,106

Net income available to common shareholders	$13,464	$24,617
Per share-diluted	$0.27	$0.53

Funds from Operations (2)	$28,724	$28,990
FFO per share-diluted	$0.56	$0.61

Adjusted funds from Operations	$26,715	$26,442
AFFO per share-diluted	$0.52	$0.56

Dividends per share	$0.4875	$0.4875

Adjusted EBITDA (2)	$46,558	$46,040

Common dividends	$24,448	$22,447
Preferred dividends	$2,183	$2,657
Interest expense (1)	$15,677	$14,441

Interest coverage ratio (3)	3.0x	3.2x
Fixed charge coverage ratio (3,4)	2.6x	2.7x

Same-store revenue increase/decrease	0%	-6%
Same-store expense increase/decrease	5%	0%
Same-store NOI increase/decrease	-2%	-8%
Operating margins	69%	71%

CAPITALIZATION DATA	3/31/04	3/31/03
Net real estate investments	$2,271,637	$2,031,008
Total assets, gross	$2,573,351	$2,281,819

Total debt	$1,255,545	$1,150,638
Minority interest	$38,862	$44,739
Preferred stock	$175,000	$128,750
Total shareholders’ equity	$995,083	$854,776

Common shares and units outstanding	51,090	47,167
Share price, end of period	$34.32	$29.45

Total market capitalization	$3,183,954	$2,668,456
Total book capitalization	$2,289,490	$2,050,153

Debt to total market capitalization	39%	43%
Debt to total book capitalization	55%	56%
Debt to total assets, gross	49%	50%
Secured debt to total assets	12%	8%

COMMUNITY INFORMATION - MARCH 31, 2004	Communities	Units
Operating communities:
Directly owned	84	23,493
Joint ventures	2	488

Communities under development:
Directly owned	4	744
Land under development	4	1,108

(1)	Revenues and interest expense reported exclude results from discontinued operations.
(2)	Please refer to Exhibit C for definitions and reconciliations of all non-GAAP financial measures presented in this supplemental package.
(3)	Includes interest expense from both continuing and discontinued operations.
(4)	Represents payment coverage regarding interest expense and preferred stock dividends.

BRE Properties, Inc.

Consolidated Balance Sheets

First Quarter 2004

(Unaudited, dollar amounts in thousands except per share data)

	March 31, 2004	March 31, 2003
ASSETS
Real estate portfolio:
Direct investments in real estate:
Investments in rental properties	$2,371,122	$2,121,995
Construction in progress	95,325	72,364
Less: accumulated depreciation	(253,699)	(201,399)

	2,212,748	1,992,960

Equity interests in and advances to real estate joint ventures:
Investments in rental properties	10,338	10,658
Land under development	48,551	15,418
Real estate held for sale	—	11,972

Total real estate portfolio	2,271,637	2,031,008
Cash	25	2,845
Other assets	47,990	46,567

TOTAL ASSETS	$2,319,652	$2,080,420

LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities:
Unsecured senior notes	$848,763	$764,538
Mortgage loans	131,782	161,100
Unsecured line of credit	135,000	225,000
Secured line of credit	140,000	—
Accounts payable and accrued expenses	30,162	30,267

Total liabilities	1,285,707	1,180,905

Minority interests	38,862	44,739

Shareholders’ equity:

Preferred Stock, $0.01 par value; 10,000,000 shares authorized:

2,150,000 shares 8.50% Series A cumulative redeemable, $25 liquidation preference, issued and outstanding at March 31, 2003	—	53,750
3,000,000 shares 8.08% Series B cumulative redeemable, $25 liquidation preference, issued and outstanding	75,000	75,000
4,000,000 shares 6.75% Series C cumulative redeemable, $25 liquidation preference, issued and outstanding at March 31, 2004	100,000	—

Common stock, $0.01 par value, 100,000,000 shares authorized. Shares issued and outstanding: 50,116,947 and 45,975,948 at March 31, 2004 and 2003, respectively.	501	459
Additional paid-in capital	819,582	725,567

Total shareholders’ equity	995,083	854,776

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$2,319,652	$2,080,420

BRE Properties, Inc.

Consolidated Statements of Income

Quarters Ended March 31, 2004 and 2003

(Unaudited, dollar and share amounts in thousands except per share data)

	Quarter ended 3/31/04	Quarter ended 3/31/03
REVENUE
Rental income	$68,223	$63,504
Ancillary income	3,230	2,857
Partnership and other income	472	745

Total revenue	71,925	67,106

EXPENSES
Real estate expenses	22,146	19,396
Depreciation	14,516	12,831
Interest expense	15,677	14,441
General and administrative	3,221	2,683

Total expenses	55,560	49,351
Income before minority interests in consolidated subsidiaries and discontinued operations	16,365	17,755
Minority interests	718	824

Income from continuing operations	15,647	16,931
Discontinued operations:
Net gain on sales	—	9,636
Discontinued operations, net (1)	—	707

Total discontinued operations	—	10,343
NET INCOME	$15,647	$27,274
Dividends attributable to preferred stock	2,183	2,657

NET INCOME AVAILABLE TO COMMON SHAREHOLDERS	$13,464	$24,617

Net income per common share - basic	$0.27	$0.54

Net income per common share - assuming dilution	$0.27	$0.53

Weighted average shares outstanding - basic (2)	50,065	45,940

Weighted average shares outstanding - assuming dilution (2)	50,500	46,155

(1)	Details of net earnings from discontinued operations. Quarter ended March 31, 2003 includes results from the two communities sold during first quarter 2003 and one community sold during second quarter 2003.

	Quarter ended 3/31/04	Quarter ended 3/31/03
Rental and ancillary income	$—	$1,739
Real estate expenses	—	(726)
Depreciation	—	(306)
Interest expense	—	—

Income from discontinued operations, net	$—	$707

(2)	See analysis of weighted average shares and ending shares at page 15.

BRE Properties, Inc.

Consolidated Balance Sheets-Past Five Quarters

(Unaudited, dollar amounts in thousands)

	Mar. 31, 2004	Dec. 31, 2003	Sept. 30, 2003	June 30, 2003	Mar. 31, 2003
ASSETS
Real estate portfolio:
Direct investments in real estate:
Investments in rental properties	$2,371,122	$2,281,048	$2,229,878	$2,151,237	$2,121,995
Construction in progress	95,325	100,870	79,665	59,736	72,364
Less: accumulated depreciation	(253,699)	(239,810)	(226,543)	(213,733)	(201,399)

	2,212,748	2,142,108	2,083,000	1,997,240	1,992,960
Equity interests in real estate joint ventures:
Investments in rental properties	10,338	10,391	10,499	10,557	10,658

Land under development	48,551	28,404	23,308	16,141	15,418
Real estate held for sale	—	—	—	—	11,972

Total real estate portfolio	2,271,637	2,180,903	2,116,807	2,023,938	2,031,008

Cash	25	1,105	3,746	99	2,845
Other assets	47,990	45,957	45,763	49,300	46,567

TOTAL ASSETS	2,319,652	$2,227,965	$2,166,316	$2,073,337	$2,080,420

LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities:

Unsecured senior notes	$848,763	$763,915	$764,205	$764,474	$764,538
Mortgage loans	131,782	132,414	133,255	137,196	161,100
Unsecured line of credit	135,000	196,000	143,000	125,000	225,000
Secured line of credit	140,000	100,000	100,000	100,000	—
Accounts payable and accrued expenses	30,162	36,233	31,007	35,640	30,267

Total liabilities	1,285,707	1,228,562	1,171,467	1,162,310	1,180,905

Minority interests	38,862	38,859	43,539	44,734	44,739

Shareholders’ equity:
Preferred stock	175,000	128,750	128,750	128,750	128,750
Common stock	501	500	493	462	459
Additional paid-in capital	819,582	831,294	822,067	737,081	725,567

Total shareholders’ equity	995,083	960,544	951,310	866,293	854,776

TOTAL LIABILITIES AND EQUITY	$2,319,652	$2,227,965	$2,166,316	$2,073,337	$2,080,420

BRE Properties, Inc.

Consolidated Statements of Income

Past Five Quarters

(Unaudited, dollar amounts in thousands except per share data)

	Mar. 31, 2004	Dec. 31, 2003	Sept. 30, 2003	June 30, 2003	Mar. 31, 2003
REVENUE
Rental income	$68,223	$66,323	$66,140	$64,692	$63,504
Ancillary income	3,230	3,185	3,114	2,984	2,857
Partnership and other income	472	685	527	388	745

Total revenue	71,925	70,193	69,781	68,064	67,106

EXPENSES
Real estate expenses	22,146	21,914	21,799	19,764	19,396
Depreciation	14,516	13,854	13,381	12,981	12,831
Interest expense	15,677	14,975	14,895	15,306	14,441
General and administrative	3,221	2,262	2,201	2,917	2,683
Other expenses	—	—	7,305	—	—

Total expenses	55,560	53,005	59,581	50,968	49,351

Income before minority interests in consolidated subsidiaries and discontinued operations	16,365	17,188	10,200	17,096	17,755
Minority interests	718	719	823	830	824

Income from continuing operations	15,647	16,469	9,377	16,266	16,931
Discontinued operations:
Net gain on sales	—	—	—	13,511	9,636
Discontinued operations, net (1)	—	—	—	229	707

Total discontinued operations	—	—	—	13,740	10,343

NET INCOME	$15,647	$16,469	$9,377	$30,006	$27,274
Redemption related preferred stock issuance costs	—	2,166	—	—	—
Dividends attributable to preferred stock	2,183	2,657	2,657	2,657	2,657

NET INCOME AVAILABLE TO COMMON SHAREHOLDERS	$13,464	$11,646	$6,720	$27,349	$24,617

Net income per common share - basic	$0.27	$0.23	$0.14	$0.59	$0.54

Net income per common share - diluted	$0.27	$0.23	$0.14	$0.59	$0.53

Weighted average shares outstanding - basic	50,065	49,815	46,565	46,100	45,940

Weighted average shares outstanding - assuming dilution	50,500	50,270	47,040	46,460	46,155

(1) Details of earnings from discontinued operations, net:

	Mar. 31, 2004	Dec. 31, 2003	Sept. 30, 2003	June 30, 2003	Mar. 31, 2003

Rental and ancillary income	$—	$—	$—	$245	$1,739
Real estate expenses	—	—	—	(16)	(726)
Depreciation	—	—	—	—	(306)
Interest expense	—	—	—	—	—

Income from discontinued operations, net	$—	$—	$—	$229	$707

BRE Properties, Inc.

Reconciliation of Funds from Operations (FFO) and Continuing and Discontinued Operations

(In thousands, except per share, unit and per unit data)

CALCULATION OF FFO	Mar. 31, 2004	Dec. 31, 2003	Sept. 30, 2003	June 30, 2003	Mar. 31, 2003
NET INCOME AVAILABLE TO COMMON SHAREHOLDERS	$13,464	$11,646	$6,720	$27,349	$24,617
Add back/ exclude:
Depreciation from continuing operations	14,516	13,854	13,381	12,981	12,831
Depreciation from discontinued operations	—	—	—	—	306
Minority interests	718	719	823	830	824
Depreciation from unconsolidated entities	270	236	282	285	291
Net (gain) on investments (including discontinued operations)	—	—	—	(13,511)	(9,636)
Less: Minority interests not convertible into common shares	(244)	(244)	(243)	(250)	(243)

FUNDS FROM OPERATIONS, AS DEFINED (1)	$28,724	$26,211	$20,963	$27,684	$28,990

Other expenses (2)	—	—	7,305	—	—

FUNDS FROM OPERATIONS, EXCLUDING OTHER EXPENSES (2)	$28,724	$26,211	$28,268	$27,684	$28,990

Capital expenditures (3)	2,009	2,703	2,577	2,562	2,548

ADJUSTED FUNDS FROM OPERATIONS, EXCLUDING OTHER EXPENSES (2), (4)	$26,715	$23,508	$25,691	$25,122	$26,442

Weighted average shares and equivalents outstanding - assuming dilution	51,470	51,300	48,220	47,650	47,350

PER SHARE INFORMATION - ASSUMING DILUTION:

Funds from operations - as defined	$0.56	$0.51	$0.43	$0.58	$0.61

Funds from operations - excluding other expenses	$0.56	$0.51	$0.59	$0.58	$0.61

Adjusted funds from operations - as defined	$0.52	$0.46	$0.38	$0.53	$0.56

Adjusted funds from operations - excluding other expenses	$0.52	$0.46	$0.53	$0.53	$0.56

Average apartment units in period	23,211	22,767	21,997	21,893	22,174

Capital expenditures per apartment unit in period	$87	$119	$117	$117	$115

Capital expenditures per apartment unit-trailing four quarters	$440	$468	$440	$430	$414

(1)	Funds From Operations (FFO) is calculated in accordance with the White Paper adopted by the National Association of Real Estate Investment Trusts in October 1999 (as amended in April 2002). See Exhibit C for further definition.
(2)	Represents total settlement charges, including legal fees, related to Pinnacle at MacArthur joint venture dispute and class action application fee suit. Both cases were settled during third quarter 2003; we retained full ownership of Pinnacle at MacArthur. We present FFO excluding the settlement expenses due to the atypical nature of the charges.
(3)	Represents capital expenditures, excluding rehabilitation costs and development advances. The company expenses certain improvements related to the operation of apartment communities, including carpets, window coverings and appliance replacements.
(4)	Represents funds from operations less capital expenditures. See Exhibit C for further definition.

RECONCILIATION OF CONTINUING AND DISCONTINUED OPERATIONS	Mar. 31, 2004	Dec. 31, 2003	Sept. 30, 2003	June 30, 2003	Mar. 31, 2003
Revenues from continuing operations	$71,925	$70,193	$69,781	$68,064	$67,106
Revenues from discontinued operations	—	—	—	245	1,739

Total Revenues	$71,925	$70,193	$69,781	$68,309	$68,845
Real estate expenses-continuing operations	$22,146	$21,914	$21,799	$19,764	$19,396
Real estate expenses-discontinued operations	—	—	—	16	726

Total Real Estate Expenses	$22,146	$21,914	$21,799	$19,780	$20,122

Total Net Operating Income	$49,779	$48,279	$47,982	$48,529	$48,723

Depreciation from continuing operations	$14,516	$13,854	$13,381	$12,981	$12,831
Depreciation from discontinued operations	—	—	—	—	306

Total Depreciation	$14,516	$13,854	$13,381	$12,981	$13,137

Reported interest expense	$15,677	$14,975	$14,895	$15,306	$14,441
Interest expense - discontinued operations	—	—	—	—	—

Total Interest Expense	$15,677	$14,975	$14,895	$15,306	$14,441

BRE Properties, Inc.

“Same-Store” Markets Summary

For the Quarters ended March 31, 2004 and 2003

(Dollar amounts in thousands)

		Revenues			Expenses
	No. of Units	Q1 2004	Q1 2003	% Change	Q1 2004	Q1 2003	% Change
California
San Francisco	3,035	$11,663	$12,139	-4%	$3,277	$3,092	6%
San Diego	3,711	13,359	13,297	0%	3,643	3,532	3%
L.A./Orange County	3,863	12,734	12,406	3%	4,023	3,861	4%
Sacramento	2,156	6,208	5,998	4%	2,073	1,864	11%

Pacific Northwest
Seattle	3,149	8,707	8,741	0%	3,060	2,877	6%

Mountain/Desert Markets
Salt Lake City	1,264	2,872	2,821	2%	863	835	3%
Denver	1,200	2,783	2,914	-4%	878	891	-1%
Phoenix	2,440	5,751	5,610	3%	2,055	1,908	8%

Total Same-Store (1)	20,818	$64,077	$63,926	0%	$19,872	$18,860	5%

		Net Operating Income
	No. of Units	Q1 2004	Q1 2003	% Change	% of Total
California
San Francisco	3,035	$8,386	$9,047	-7%	19%
San Diego	3,711	9,716	9,765	-1%	22%
L.A./Orange County	3,863	8,711	8,545	2%	20%
Sacramento	2,156	4,135	4,134	0%	9%

Pacific Northwest
Seattle	3,149	5,647	5,864	-4%	13%

Mountain/Desert Markets
Salt Lake City	1,264	2,009	1,986	1%	5%
Denver	1,200	1,905	2,023	-6%	4%
Phoenix	2,440	3,696	3,702	0%	8%

Total Same-Store (1)	20,818	$44,205	$45,066	-2%	100%

		Net Operating Income
“Non Same-Store” Summary	No. of units	Q1 2004	Q1 2003
Acquired properties (2)	1,550	$2,334	—
Development and Rehabilitation properties (3)	1,125	2,768	$1,899
Joint venture and other real estate income (4)	488	165	316
Discontinued operations (5)	n/a	—	1,013
Other income	n/a	307	429

Total Non Same-Store	3,163	$5,574	$3,657

Total All Units / NOI	23,981	$49,779	$48,723

(1)	Consists of stabilized properties owned by BRE for at least five full quarters, starting January 1, 2003.
(2)	Consists of NOI from properties acquired after January 1, 2003.
(3)	Consists of NOI from developed properties delivered or stabilized after January 1, 2003, properties under rehabilitation and 124 units delivered from ongoing development.
(4)	Consists primarily of our percentage of net income derived from joint venture investments in rental properties.
(5)	Consists of NOI from properties sold in the past five quarters.

BRE Properties, Inc.

“Same -Store” Operating Metrics

As of March 31, 2004 and 2003

	No. of Units	Market Rent per Unit (1)			Occupancy (2)		Turnover Ratio (3)
		Q104	Q103	% Change	Q104	Q103	2004	2003
California
San Francisco	3,035	$1,356	$1,377	-2%	94%	95%	56%	64%
San Diego	3,711	1,316	1,246	6%	95%	95%	59%	66%
L.A./ Orange Co.	3,863	1,161	1,136	2%	94%	95%	56%	47%
Sacramento	2,156	1,036	1,029	1%	93%	92%	71%	87%

Pacific Northwest
Seattle	3,149	938	964	-3%	95%	94%	53%	58%

Mountain/Desert Markets
Salt Lake City	1,264	764	775	-1%	95%	92%	59%	53%
Denver	1,200	780	828	-6%	94%	88%	60%	72%
Phoenix	2,440	795	786	1%	96%	92%	60%	62%

Total/Average Same Store (4)	20,818	$1,081	$1,073	1%	94%	94%	58%	62%

(1)	Represents, by region, weighted average market level rents for the period.
(2)	Represents average physical occupancy for the quarter. Excludes properties in lease-up.
(3)	Represents the annualized number of units turned over for the period, divided by the number of units in the region.
(4)	Consists of stabilized properties directly owned by BRE for at least five full quarters, starting January 1, 2003.

“Non Same-Store” Operating Metrics

Acquisition, Development, Rehabilitation,

and Joint Venture Communities - Q104 (5)

	Number of Units					Market Rent/Unit	Average Occupancy
	ACQ	DEV	REHAB	JV	Total
California
San Francisco	—	—	453	—	453	$1,355	90%
L.A./ Orange Co.	1,550	252	—	—	1,802	1,158	93%
Sacramento	—	—	—	236	236	1,089	97%

Mountain/Desert Markets
Denver	—	420	—	—	420	857	90%
Phoenix	—	—	—	252	252	782	95%

Total/Average Non-Same Store	1,550	672	453	488	3,163	$1,111	93%

Total/Average Portfolio					23,981	$1,085	94%

(5)	Consists of communities acquired and development properties delivered after January 1, 2003, one community currently under rehabilitation, and two communities that have been delivered and contributed to JV arrangements.

BRE Properties, Inc.

Debt Structure and Share Analysis as of March 31, 2004

(Dollar and share amounts in thousands)

	Balance Outstanding March 31, 2004	Average Life	For the three months ended March 31, 2004
			Weighted Average Int. Rate	Percentage Total Debt	Percentage Gross Assets
FIXED RATE
Unsecured	$830,000	6.8 years	6.69%	66.1%	32.3%
Secured	75,479	5.3 years	7.75%	6.0%	2.9%

Total fixed rate debt	$905,479	6.2 years	6.78%	72.1%	35.2%

VARIABLE RATE DEBT
Unsecured Line of credit (1)	$135,000	2.1 years	2.28%	10.7%	5.3%
Secured Line of credit	140,000	4.2 years	2.15%	11.2%	5.4%
Debt subject to floating rate swaps (2)	51,776	1.7 years	3.91%	4.1%	2.0%
Secured tax-exempt mortgages	23,290	4.2 years	2.80%	1.9%	0.9%

Total variable rate debt	$350,066	3.0 years	2.50%	27.9%	13.6%

TOTAL DEBT	$1,255,545	5.6 years	5.59%	100.0%	48.8%

Ratio of debt to total market capitalization	39%
Interest expense coverage	3.0	x
Fixed charge coverage (3)	2.6	x

SENIOR UNSECURED DEBT RATINGS

Moody’s	Baa2	(stable	)
Standard & Poor’s	BBB	(stable	)
Fitch	BBB	(stable	)

SCHEDULED PRINCIPAL PAYMENTS

	Unsecured	Secured	Total
2004	—	$1,690	$1,690
2005	$18,763	33,575	52,338
2006(4)	135,000	14,056	149,056
2007	200,000	13,113	213,113
2008(5)	—	160,647	160,647
2009	200,000	17,426	217,426
2010	—	31,275	31,275
2011	250,000	—	250,000
Thereafter	180,000	—	180,000

Total	$983,763	$271,782	$1,255,545

SUMMARY OF COMMON SHARES

	Qtr. Ended 3/31/2004	Qtr. Ended 3/31/2003
Weighted Average
Weighted average shares outstanding (6)	50,065	45,940
Weighted average OP units	970	1,195
Dilutive effect of stock options	435	215

Diluted shares - FFO (7)	51,470	47,350
Less: Anti-dilutive OP Units (8)	(970)	(1,195)

Diluted shares - EPS(9)	50,500	46,155

	As of 3/31/2004	As of 3/31/2003
Ending
Shares outstanding at end of period	50,117	45,976
OP units at end of period	973	1,191
Dilutive effect of stock options	435	215

Total	51,525	47,382

CAPITALIZED INTEREST
	Qtr. Ended 3/31/2004	Qtr. Ended 3/31/2003
Interest capitalized	$1,866	$3,082

(1)	We have a revolving Line of credit providing up to $350 million currently priced at LIBOR plus 70 bp, maturing in April 2006.
(2)	We have four interest rate swap agreements with a notional amount aggregating $49.8 million that are used to assume a floating rate of interest on a portion of its fixed rate debt, maturing in 2005.
(3)	Represents interest expense and preferred stock dividend payment coverage for the three months ended March 31, 2004.
(4)	Includes the scheduled maturity of our unsecured line of credit. At March 31, 2004, the outstanding balance was $135 million.
(5)	Includes the scheduled maturity of our secured line of credit. At March 31, 2004, the outstanding balance was $140 million.
(6)	Represents denominator for shares in the calculation of basic earnings per share.
(7)	Represents denominator for shares in the calculation of diluted FFO per share.
(8)	Under FAS 128, common share equivalents deemed to be anti-dilutive are excluded from the diluted earnings per share calculations.
(9)	Represents denominator for shares in the calculation of diluted EPS.

BRE Properties, Inc.

Development Communities and Land Held for Development

March 31, 2004

(Dollar amounts in millions)

COMMUNITIES	Number of Units	Cost Incurred		Estimated Cost	Balance to Complete	Delivered Units	Estimated Completion (1)
DIRECTLY OWNED DEVELOPMENT
Pinnacle at Fullerton Fullerton, CA	192	$42.5		$44.2	$1.7	90	2Q/2004
Pinnacle Westridge Valencia, CA	234	37.5		43.0	5.5	20	2Q/2004
Pinnacle at Talega II San Clemente, CA	110	19.0		20.8	1.8	14	3Q/2004
Pinnacle at Chino Hills Chino Hills, CA	208	14.4		38.9	24.5	—	4Q/2005

Total CIP	744	$113.4	(2)	$146.9	$33.5	124

LAND UNDER DEVELOPMENT (3)	Number of Units	Cost Incurred	Estimated Cost	Estimated Const. Start
Pinnacle Pasadena Pasadena, CA	188	$10.8	$49.9	4Q/2004
Pinnacle Bridgeport Santa Clarita, CA	188	14.6	38.6	2Q/2004
Pinnacle Towngate Moreno Valley, CA	268	5.0	36.6	2Q/2004
Pinnacle Orange Orange, CA	464	18.2	97.3	2Q/2004

Total	1,108	$48.6	$222.4

LAND UNDER CONTRACT (4)	Number of Units	Cost Incurred (5)	Estimated Cost(6)	Estimated Const. Start
L.A./Orange County	320	$0.1	$72.9	1H/2006
San Francisco Bay Area	224	0.9	56.4	1H/2005
San Francisco Bay Area	408	0.5	91.4	1H/2006
San Francisco Bay Area	378	0.8	96.6	1H/2006

Total	1,330	$2.3	$317.3

(1)	“Completion” is defined as our estimate of when an entire project will have a final certificate of occupancy issued and be ready for occupancy. Completion dates have been updated to reflect our current estimates of receipt of final certificates of occupancy, which are dependent on several factors, including construction delays and the inability to obtain necessary public approvals.
(2)	Reflects all recorded costs incurred as of March 31, 2004, recorded on our consolidated balance sheet as “direct investments in real estate-construction in progress and $18.1 million of costs for completed buildings located in properties listed above, reflected on our consolidated balance sheet as “direct investments in real-estate investments in rental properties.”
(3)	Land under development represents projects in various stages of predevelopment, development and initial construction, for which construction or supply contracts have not yet been finalized. As these contracts are finalized, projects are transferred to construction in progress on our consolidated balance sheet.
(4)	Land under contract represents land parcels for which we have signed a purchase and sale agreement and commenced the entitlement process.
(5)	Represents deposits, contractual costs, and entitlement expenses incurred to date, of which $100,000 is refundable.
(6)	Estimated costs for properties categorized as Land under Contract are subject to change during the process of entitlement.

BRE Properties, Inc.	Exhibit A

Sequential “Same-Store” Multifamily Markets Summary

Last five quarters

REVENUES

	Q1 2004	Q4 2003	Q3 2003	Q2 2003	Q1 2003
California
San Francisco	2%	-7%	1%	1%	-3%
San Diego	-1%	0%	1%	0%	-1%
L.A./Orange County	0%	-1%	1%	2%	0%
Sacramento	2%	-4%	3%	2%	-4%

Pacific Northwest
Seattle	1%	-3%	1%	1%	-2%

Mountain/Desert Markets
Salt Lake City	5%	-2%	1%	-2%	0%
Denver	-1%	-5%	-3%	1%	-3%
Phoenix	1%	0%	0%	2%	-3%

Total Same Store	1%	-3%	1%	1%	-2%

EXPENSES(1)
	Q1 2004	Q4 2003	Q3 2003	Q2 2003	Q1 2003
California
San Francisco	-4%	3%	8%	-2%	-4%
San Diego	4%	-7%	10%	-3%	5%
L.A./Orange County	3%	-5%	8%	0%	-3%
Sacramento	4%	0%	1%	4%	-1%

Pacific Northwest
Seattle	-3%	-2%	9%	2%	-1%

Mountain/Desert Markets
Salt Lake City	0%	-10%	18%	-3%	2%
Denver	-12%	-10%	14%	7%	-16%
Phoenix	-5%	0%	10%	3%	-1%

Total Same Store	-1%	-3%	9%	0%	-2%

NET OPERATING INCOME
	Q1 2004	Q4 2003	Q3 2003	Q2 2003	Q1 2003
California
San Francisco	5%	-11%	-1%	2%	-2%
San Diego	-3%	2%	-1%	2%	-3%
L.A./Orange County	-1%	1%	-2%	3%	2%
Sacramento	1%	-6%	4%	2%	-5%

Pacific Northwest
Seattle	4%	-4%	-3%	1%	-2%

Mountain/Desert Markets
Salt Lake City	7%	2%	-6%	-1%	-1%
Denver	5%	-2%	-11%	-1%	4%
Phoenix	5%	-1%	-6%	2%	-4%

Total Same Store	1%	-3%	-2%	2%	-2%

(1)	Expenses fluctuate from quarter to quarter due to timing of repairs and maintenance, utililities and other items.

BRE Properties, Inc.	Exhibit B

Net Asset Value calculation, Annualized Q1 2004

(Amounts in thousands, except per share data)

Overall portfolio capitalization rate: 6.75% (1)

	Calculation per Actual-Q1 ‘04	Adjustments		As Adjusted
Annualized revenues and expenses:
Current rental revenues	$272,892			$272,892
Partnership and ancillary revenues (2)	13,580			13,580

Total real estate revenues	286,472			$286,472

Total real estate expenses	(88,584)			(88,584)

Annualized real estate net operating income	197,888	$(3,516	)(3),(4)	$194,372
Real estate asset value	2,931,674			$2,879,585
Value of other assets:
Cash and cash equivalents	$25			$25
Properties acquired in 1Q ‘04 @ 1.00x cost	—	68,668	(3)	68,668
Construction in progress @ 1.10x cost	104,858	19,944	(4)	124,802
Land under development @1.10x cost	53,406			53,406
Receivables and other assets, tangible	33,467			33,467
Other liabilities	(30,162)			(30,162)

Total value of other assets	161,594	$88,612		$250,206

Value of all assets:
Real estate asset value	$2,931,674			$2,879,585
Value of other assets	161,594			250,206

Total asset value	$3,093,268			$3,129,791

Debt and preferred equity:
Mortgage loans	$131,782			$131,782
Unsecured senior notes	848,763			848,763
Unsecured line of credit	135,000			135,000
Secured line of credit	140,000			140,000
Perpetual preferred stock	175,000			175,000

Total debt and preferred	$1,430,545			$1,430,545

Current equity value	$1,662,723			$1,699,246
Common shares outstanding	50,117			50,117
Operating partnership units	973			973
Dilution from stock options	435			435

Diluted shares/OP units outstanding	51,525			51,525
CURRENT NET ASSET VALUE PER SHARE	$32.27			$32.98

[1] Market cap rates	Current range
San Francisco	5.50% - 6.00%
San Diego	5.50% - 6.00%
L.A. / Orange Co.	5.50% - 6.00%
Sacramento	6.50% - 7.00%
Seattle	6.50% - 7.00%
Phoenix	7.00% - 7.50%
Salt Lake City	7.50% - 8.00%
Denver	7.50% - 8.00%

Weighted average	6.00% - 6.50%

1	The NAV calculation uses a cap rate of 6.75%, which is 50 basis points above the mid-point of our estimated composite range. Market cap rates will be reviewed and adjusted 2Q 2004.
2	Excludes other income.
3	Represents Summerwind Townhomes, Regency Palm Court, Windsor Court and Tiffany Court. All communities were purchased during the first quarter of 2004 and did not generate full net operating income for the period. Cost is added back, and net operating income from those communities is subtracted to arrive at adjusted NOI.
4	Represents three assets partially transferred out of CIP that are in lease up and did not generate full rental revenues for the period. Cost is added back to CIP at 1.10x of cost, and net operating income from those communities is subtracted to arrive at adjusted NOI.

BRE Properties, Inc.	Exhibit C
Non-GAAP Financial Measure Reconciliations and Definitions
(Dollar amounts in thousands)

This document includes certain non-GAAP financial measures that management believes are helpful in understanding our business, as further described below. BRE’s definition and calculation of non-GAAP financial measures may differ from those of other REITs, and may, therefore, not be comparable. The non-GAAP financial measures should not be considered an alternative to net income or any other GAAP measurement of performance and should not be considered an alternative to cash flows from operating, investing or financing activities as a measure of liquidity.

Funds from Operations (FFO)

FFO is based on NAREIT’s current definition and is calculated by BRE as net income computed in accordance with GAAP, excluding gains or losses from sales of investments, plus depreciation, and after adjustments for unconsolidated joint ventures and minority interests convertible to common shares. We consider FFO to be an appropriate supplemental measure of the operating performance of an equity REIT because, by excluding gains or losses and depreciation, FFO can help one compare the operating performance of a company’s real estate between periods or as compared to different companies. Below is a reconciliation of net income available to common shareholders to FFO:

	Quarter ended 3/31/04	Quarter ended 3/31/03
Net income available to common shareholders	$13,464	$24,617
Depreciation from continuing operations	14,516	12,831
Depreciation from discontinued operations	—	306
Minority interests	718	824
Depreciation from unconsolidated entities	270	291
Net gain on investments	—	(9,636)
Less: Minority interests not convertible to common	(244)	(243)

Funds from operations	$28,724	$28,990

Diluted shares outstanding - EPS (1)	50,500	46,155
Net income per common share - diluted	$0.27	$0.53

Diluted shares outstanding - FFO (1)	51,470	47,350
FFO per common share - diluted	$0.56	$0.61

Adjusted Funds from Operations (AFFO)

AFFO represents funds from operations less recurring capital expenditures. We consider AFFO to be an appropriate supplemental measure of the performance of an equity REIT because, like FFO, it captures real estate performance by excluding gains or losses on investments and depreciation. Unlike FFO, AFFO also reflects that capital expenditures are necessary to maintain the associated real estate assets. Below is a reconciliation of net income available to common shareholders to AFFO:

	Quarter ended 3/31/04	Quarter ended 3/31/03
Net income available to common shareholders	$13,464	$24,617
Depreciation from continuing operations	14,516	12,831
Depreciation from discontinued operations	—	306
Minority interests	718	824
Depreciation from unconsolidated entities	270	291
Net gain on investments	—	(9,636)
Less: Minority interests not convertible to common	(244)	(243)
Less: Capital expenditures	(2,009)	(2,548)

Adjusted funds from operations	$26,715	$26,442

Diluted shares outstanding - EPS (1)	50,500	46,155
Net income per common share - diluted	$0.27	$0.53

Diluted shares outstanding - FFO (1)	51,470	47,350
AFFO per common share - diluted	$0.52	$0.56

(1)	See analysis of weighted average shares at page 15.

BRE Properties, Inc.	Exhibit C, continued
Non-GAAP Financial Measure Reconciliations and Definitions
(Dollar amounts in thousands)

Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) and Adjusted EBITDA

EBITDA is defined as earnings before interest, taxes, depreciation and amortization. Adjusted EBITDA is defined as EBITDA, excluding minority interests, gains or losses from sales of investments, redemption related preferred stock issuance costs, preferred stock dividends and other expenses. We consider EBITDA and Adjusted EBITDA to be appropriate supplemental measures of our performance because they eliminate depreciation, interest, and, with respect to Adjusted EBITDA, gains (losses) from property dispositions and other charges, which permits investors to view income from operations without the impact of non cash depreciation or the cost of debt, or with respect to Adjusted EBITDA other non-operating charges. Below is a reconciliation of net income available to common shareholders to EBITDA and Adjusted EBITDA:

	Quarter ended 3/31/04	Quarter ended 3/31/03
Net income available to common shareholders	$13,464	$24,617
Interest	15,677	14,441
Depreciation	14,516	13,137

EBITDA	43,657	52,195
Minority interests	718	824
Net gains on investments	—	(9,636)
Dividends on preferred stock	2,183	2,657

Adjusted EBITDA	$46,558	$46,040

Net Operating Income (NOI)

NOI is defined as total revenues less real estate expenses (including such items as repairs and maintenance, payroll, utilities, property taxes and insurance, advertising and management fees.) We consider NOI to be an appropriate supplemental measure of our performance because it reflects the operating performance of our real estate portfolio at the property level and is used to make decisions about resource allocations and assessing regional property level performance. Below is a reconciliation of net income available to common shareholders to net operating income:

	Quarter ended 3/31/04	Quarter ended 3/31/03
Net income available to common shareholders	$13,464	$24,617
Interest	15,677	14,441
Depreciation	14,516	13,137
Minority interests	718	824
Net gains on investments	—	(9,636)
Dividends on preferred stock	2,183	2,657
General and administrative expense	3,221	2,683

NOI	$49,779	$48,723

Less Non Same-Store NOI	5,574	3,657

Same-Store NOI	$44,205	$45,066